UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 24, 2020

OFG BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12647	66-0538893
(Commission File Number)	(IRS Employer Identification No.)

Oriental Center, 15th Floor
254 Munoz Rivera Avenue San Juan, Puerto Rico	00918
(Address of Principal Executive Offices)	(Zip Code)

(787) 771-6800
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $1.00 per share	OFG	New York Stock Exchange

7.125% Noncumulative Monthly Income Preferred Stock, Series A ($25.00 liquidation preference per share)	OFG.PRA	New York Stock Exchange

7.0% Noncumulative Monthly Income Preferred Stock, Series B ($25.00 liquidation preference per share)	OFG.PRB	New York Stock Exchange

7.125% Noncumulative Perpetual Preferred Stock, Series D ($25.00 liquidation preference per share)	OFG.PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On February 24, 2020, OFG Bancorp (the “Company”) announced the appointment of Mr. José Cabrera (age 49) as Chief Risk and Compliance Officer effective March 2, 2020.  Mr. Cabrera previously served as Chief Financial and Administrative Officer of Scotiabank de Puerto Rico, which was recently acquired by and merged with and into the Company’s bank subsidiary, Oriental Bank.  The Company also announced the retirement of Mr. Rafael Cruz (age 64) from such position effective February 28, 2020.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                          OFG BANCORP

Date: February 24, 2020                                           By:            /s/ Carlos O. Souffront

                                                                                                       Carlos O. Souffront

                                                                                                       General Counsel and

                                                                                             Secretary of the Board of Directors